INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2025 Results
INDIANA, Pa. - January 22, 2026 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced fourth quarter and full year 2025 earnings. Net income of $34.0 million, or $0.89 per diluted share, for the fourth quarter of 2025 compared to net income of $35.0 million, or $0.91 per diluted share, for the third quarter of 2025 and net income of $33.1 million, or $0.86 per diluted share, for the fourth quarter of 2024.
Net income was $134.2 million for the full year 2025 compared to net income of $131.3 million for 2024. Earnings per diluted share (EPS) was $3.49 for 2025 compared to $3.41 in 2024.
Fourth Quarter of 2025 Highlights:
•Strong return metrics with return on average assets (ROA) of 1.37%, return on average equity (ROE) of 9.13% and return on average tangible equity (ROTE) (non-GAAP) of 12.30% compared to ROA of 1.42%, ROE of 9.48% and ROTE (non-GAAP) of 12.81% for the third quarter of 2025.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.95% compared to 1.89% for the third quarter of 2025.
•Net interest income growth of $1.8 million, or 1.93%, and net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) expansion of 6 basis points to 3.99% compared to 3.93% in the third quarter of 2025.
•Total portfolio loans increased $91.0 million, or 4.52% annualized, compared to September 30, 2025.
•Total deposits increased $36.9 million, or 1.85% annualized, with $56.9 million of customer deposit growth, or 2.92% annualized, offset by lower brokered deposits of $20.0 million compared to September 30, 2025.
•Higher net charge-offs of $11.0 million, or 0.54% of average loans, compared to net charge-offs of $2.4 million, or 0.12% of average loans, in the third quarter of 2025, primarily related to nonperforming asset (NPA) resolutions.
•NPAs of $55.6 million, or 0.69% of total loans plus other real estate owned (OREO) compared to $49.6 million, or 0.62%, at September 30, 2025.
Full Year 2025 Highlights:
•Net income was $134.2 million compared to $131.3 million for 2024 and EPS was $3.49 per diluted share compared to $3.41 in 2024.
•Strong return metrics with ROA of 1.38%, ROE of 9.29% and ROTE (non-GAAP) of 12.62% compared to ROA of 1.37%, ROE of 9.86% and ROTE (non-GAAP) of 13.84% for the prior year.
•PPNR (non-GAAP) was 1.82% compared to 1.77% in the prior year.
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•Net interest income growth of $15.3 million, or 4.57%, and NIM (FTE) (non-GAAP) expansion of 8 basis points to 3.90% compared to 3.82% in the prior year.
•Total portfolio loans increased $329.0 million, or 4.25%, compared to December 31, 2024.
•Total deposits increased $175.7 million compared to December 31, 2024. Customer deposit growth of $220.5 million, or 2.92%, was offset by lower brokered deposits of $44.8 million.
•Net charge-offs were $14.5 million, or 0.18% of average loans, compared to net charge-offs of $8.3 million, or 0.11% of average loans, in the prior year.
•NPAs were $55.6 million, or 0.69% of total loans plus OREO, compared to $27.9 million, or 0.36%, at December 31, 2024.
"I’m extremely proud of the strong performance we delivered in the fourth quarter and across 2025. These results reflect disciplined execution of our strategy, continued momentum on our key business drivers and strong core profitability,” said Chris McComish, chief executive officer. “As we move into 2026, we remain focused on our people-forward approach and purpose-driven culture to enable sustainable growth, deliver value to our shareholders and serve our customers and communities with the integrity and commitment that defines S&T."
Fourth Quarter of 2025 Results (three months ended December 31, 2025)
Net Interest Income
Net interest income increased $1.8 million, or 1.93%, to $91.0 million in the fourth quarter of 2025 compared to $89.2 million in the third quarter of 2025. NIM (FTE) (non-GAAP) expanded 6 basis points to 3.99% compared to 3.93% in the prior quarter. The yield on average total interest-earning assets decreased 3 basis points to 5.74% compared to 5.77% in the third quarter of 2025. Total interest-bearing liability costs decreased 15 basis points to 2.66% compared to 2.81% in the third quarter of 2025 due to a decrease in interest rates.
Asset Quality
The allowance for credit losses, or ACL, was $93.2 million, or 1.15% of total portfolio loans, at December 31, 2025 compared to $98.2 million, or 1.23%, at September 30, 2025. The decrease in the ACL was mainly due to a reduction in criticized and classified assets of $30.4 million and a decrease in specific reserves of $1.1 million compared to September 30, 2025. Net loan charge-offs were $11.0 million, or 0.54% of average loans, compared to net loan charge-offs of $2.4 million, or 0.12% of average loans, in the third quarter of 2025. The increase in net loan charge-offs was primarily related to the resolution of NPAs during the fourth quarter. The provision for credit losses was $5.7 million for the fourth quarter of 2025 compared to $2.8 million in the third quarter of 2025. The provision for credit losses was higher due to an increase in net loan charge-offs offset by a lower level of ACL. NPAs increased $6.0 million to $55.6 million, or 0.69% of total loans plus OREO, compared to $49.6 million, or 0.62%, at September 30, 2025. Total NPAs remain at a manageable level.
Noninterest Income and Expense
Noninterest income increased $0.5 million to $14.3 million in the fourth quarter of 2025 compared to $13.8 million in the third quarter of 2025. Total noninterest expense increased $0.8 million to $57.2 million compared to $56.4 million in the third quarter of 2025. Salaries and employee benefits increased $0.5 million primarily related to higher salaries and
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S&T Earnings Release - 3

medical costs compared to the third quarter of 2025. Marketing increased $0.3 million due to the timing of various marketing promotions.
Financial Condition
Total assets were $9.9 billion at December 31, 2025, an increase of $53.5 million from $9.8 billion at September 30, 2025. Total portfolio loans increased $91.0 million, or 4.52% annualized, compared to September 30, 2025. The commercial loan portfolio increased $86.2 million due to increases in commercial construction of $59.9 million and commercial and industrial of $53.3 million offset by a decline in commercial real estate of $27.0 million compared to September 30, 2025. The consumer loan portfolio increased $4.8 million primarily as a result of growth in residential mortgage of $9.7 million and home equity of $9.1 million partially offset by decreases in installment and other consumer of $11.3 million compared to September 30, 2025. Total deposits increased $36.9 million, or 1.85% annualized, primarily related to increases in interest-bearing demand of $44.4 million and certificates of deposit, or CDs, of $24.2 million partially offset by a decrease in noninterest-bearing demand of $28.1 million compared to September 30, 2025. The increase in CDs of $24.2 million is net of a decline in brokered CDs of $20.0 million compared to September 30, 2025.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies. During the fourth quarter of 2025, 948,270 of common shares were repurchased for an average share price of $38.20 per share totaling $36.2 million.
Full Year 2025 Results (twelve months ended December 31, 2025)
Net income was $134.2 million for 2025 compared to net income of $131.3 million for 2024. EPS was $3.49 compared to $3.41 in 2024.
Net interest income increased $15.3 million, or 4.57%, to $350.1 million compared to $334.8 million in 2024. NIM (FTE) (non-GAAP) increased 8 basis points to 3.90% compared to 3.82% for 2024. The relative stability of NIM (FTE) (non-GAAP), despite the declining interest rate environment, reflects the strategic repositioning of the balance sheet to be more interest rate neutral. Average interest-earning assets increased $197.2 million to $9.0 billion in 2025 compared to $8.8 billion in 2024. The yield on average total interest-earning assets decreased 13 basis points to 5.74% compared to 5.87% in 2024. Average total interest-bearing liability costs decreased 30 basis points to 2.79% compared to 3.09% in 2024 due to a decrease in interest rates.
Noninterest income increased $2.9 million to $52.0 million compared to $49.1 million in the prior year. The increase primarily related to lower security losses of $2.3 million in 2025 compared to $7.9 million in 2024 offset by a $3.5 million gain from the exchange offer for Visa Class B-1 common stock in 2024. Noninterest expense increased $7.8 million, or 3.57%, to $226.8 million compared to $218.9 million in 2024. Expenses remained relatively stable with the most significant increase related to salaries and employee benefits of $5.7 million primarily due to higher salary and incentive costs.
The allowance for credit losses, or ACL, was $93.2 million, or 1.15% of total portfolio loans, at December 31, 2025 compared to $101.5 million, or 1.31%, at December 31, 2024. The provision for credit losses was $7.4 million for 2025 compared to $0.1 million for 2024. The increase in provision for credit losses primarily related to higher loan net charge-offs offset by a lower level of ACL. Net loan charge-offs were $14.5 million for 2025 compared to $8.3 million for 2024. Higher net charge-offs in 2025 primarily related to the resolution of NPAs during the fourth quarter. NPAs increased
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$27.7 million to $55.6 million compared to $27.9 million in the prior year resulting in an NPA to total loans plus OREO ratio of 0.69% compared to 0.36% at December 31, 2024.
New Share Repurchase Plan Authorization
The board of directors authorized a new $100 million share repurchase program at its meeting held January 21, 2026. The new program will replace the existing share repurchase program effective January 26, 2026, and is set to expire February 1, 2027. The remaining capacity under the existing share repurchase program was terminated.
"The board’s authorization of the new share repurchase program reflects our focus on disciplined capital management given our robust capital position,” said Chris McComish, chief executive officer. “The program provides flexibility to deploy capital in a manner that supports our long-term strategy and commitment to enhancing shareholder value, while maintaining a strong balance sheet."
Conference Call
S&T will host its fourth quarter 2025 earnings conference call live over the Internet at 1:00 p.m. ET, Thursday, January 22, 2026. To access the webcast, go to S&T Bancorp, Inc.’s Investor Relations webpage www.stbancorp.com. After the live presentation, the webcast will be archived at www.stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.9 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape
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of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and other employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2024, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
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Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, pre-provision net revenue to average assets, efficiency ratio on an FTE basis, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2025	2025	2024
	Fourth	Third	Fourth
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$120,356	$120,321	$117,334
Investment Securities:
Taxable	10,426	10,994	10,167
Tax-exempt	34	34	164
Dividends	297	274	214
Total Interest and Dividend Income	131,113	131,623	127,879

INTEREST EXPENSE
Deposits	37,296	39,864	40,627
Borrowings, junior subordinated debt securities and other	2,857	2,518	3,994
Total Interest Expense	40,153	42,382	44,621

NET INTEREST INCOME	90,960	89,241	83,258
Provision for credit losses	5,696	2,792	(2,462)
Net Interest Income After Provision for Credit Losses	85,264	86,449	85,720

NONINTEREST INCOME
Loss on sale of securities	—	—	(2,592)
Debit and credit card	4,805	4,722	4,627
Service charges on deposit accounts	4,206	4,175	4,175
Wealth management	3,203	3,118	3,151
Other	2,117	1,748	1,710
Total Noninterest Income	14,331	13,763	11,071

NONINTEREST EXPENSE
Salaries and employee benefits	32,707	32,180	30,816
Data processing and information technology	5,079	4,901	5,338
Occupancy	3,855	4,014	3,755
Furniture, equipment and software	3,453	3,225	3,295
Other taxes	1,931	2,088	2,274
Marketing	1,546	1,255	1,622
Professional services and legal	1,228	1,199	1,116
FDIC insurance	1,062	1,071	1,045
Other noninterest expense	6,315	6,443	6,184
Total Noninterest Expense	57,176	56,376	55,445
Income Before Taxes	42,419	43,836	41,346
Income tax expense	8,452	8,874	8,281
Net Income	$33,967	$34,962	$33,065

Per Share Data
Shares outstanding at end of period	37,402,705	38,350,500	38,259,449
Average shares outstanding - diluted	38,136,813	38,595,118	38,570,784
Diluted earnings per share	$0.89	$0.91	$0.86
Dividends declared per share	$0.36	$0.34	$0.34
Dividend yield (annualized)	3.66%	3.62%	3.56%
Dividends paid to net income	40.14%	37.35%	39.36%
Book value	$39.14	$38.47	$36.08
Tangible book value (non-GAAP) (1)	$29.11	$28.69	$26.25
Market value	$39.35	$37.59	$38.22

Profitability Ratios (Annualized)
Return on average assets	1.37%	1.42%	1.37%
Return on average shareholders' equity	9.13%	9.48%	9.57%
Return on average tangible shareholders' equity (non-GAAP)(2)	12.30%	12.81%	13.25%
Pre-provision net revenue / average assets (non-GAAP)(3)	1.95%	1.89%	1.72%
Efficiency ratio (FTE) (non-GAAP)(4)	53.99%	54.41%	56.93%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2025	2024
INTEREST AND DIVIDEND INCOME
Loans, including fees	$472,713	$476,382
Investment Securities:
Taxable	42,339	37,744
Tax-exempt	260	690
Dividends	1,178	1,056
Total Interest and Dividend Income	516,490	515,872

INTEREST EXPENSE
Deposits	154,570	159,411
Borrowings, junior subordinated debt securities and other	11,824	21,655
Total Interest Expense	166,394	181,066

NET INTEREST INCOME	350,096	334,806
Provision for credit losses	7,422	133
Net Interest Income After Provision for Credit Losses	342,674	334,673

NONINTEREST INCOME
Loss on sale of securities	(2,295)	(7,938)
Debit and credit card	18,303	18,263
Service charges on deposit accounts	16,433	16,273
Wealth management	12,447	12,259
Other	7,135	10,226
Total Noninterest Income	52,023	49,083

NONINTEREST EXPENSE
Salaries and employee benefits	127,647	121,990
Data processing and information technology	19,757	19,510
Occupancy	16,195	15,102
Furniture, equipment and software	13,513	13,559
Other Taxes	7,601	7,452
Marketing	5,906	6,351
Professional services and legal	5,452	5,468
FDIC insurance	4,235	4,201
Other noninterest expense	26,451	25,305
Total Noninterest Expense	226,757	218,938
Income Before Taxes	167,940	164,818
Income tax expense	33,710	33,553

Net Income	$134,230	$131,265

Per Share Data
Average shares outstanding - diluted	38,491,504	38,523,688
Diluted earnings per share	$3.49	$3.41
Dividends declared per share	$1.38	$1.33
Dividends paid to net income	39.40%	38.83%

Profitability Ratios (annualized)
Return on average assets	1.38%	1.37%
Return on average shareholders' equity	9.29%	9.86%
Return on average tangible shareholders' equity (non-GAAP)(5)	12.62%	13.84%
Pre-provision net revenue / average assets (non-GAAP)(6)	1.82%	1.77%
Efficiency ratio (FTE) (non-GAAP)(7)	55.74%	55.99%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	2025	2025	2024
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$163,436	$196,228	$244,820
Securities available for sale, at fair value	987,659	1,001,149	987,591
Loans held for sale	1,010	—	—
Commercial loans:
Commercial real estate	3,626,784	3,653,790	3,388,017
Commercial and industrial	1,519,336	1,466,075	1,540,397
Commercial construction	380,091	320,190	352,886
Total Commercial Loans	5,526,211	5,440,055	5,281,300
Consumer loans:
Residential mortgage	1,710,351	1,700,636	1,649,639
Home equity	707,966	698,886	653,756
Installment and other consumer	91,280	102,600	104,757
Consumer construction	36,149	38,830	53,506
Total Consumer Loans	2,545,746	2,540,952	2,461,658
Total Portfolio Loans	8,071,957	7,981,007	7,742,958
Allowance for credit losses	(93,178)	(98,155)	(101,494)
Total Portfolio Loans, Net	7,978,779	7,882,852	7,641,464
Federal Home Loan Bank and other restricted stock, at cost	16,030	15,042	15,231
Goodwill	373,424	373,424	373,424
Other Intangible assets, net	2,251	2,450	3,055
Other assets	348,391	346,338	392,387
Total Assets	$9,870,980	$9,817,483	$9,657,972

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,160,645	$2,188,699	$2,185,242
Interest-bearing demand	790,278	745,904	812,768
Money market	2,196,998	2,194,702	2,040,285
Savings	862,118	868,019	877,859
Certificates of deposit	1,948,792	1,924,619	1,866,963
Total Deposits	7,958,831	7,921,943	7,783,117

Borrowings:
Short-term borrowings	165,000	135,000	150,000
Long-term borrowings	50,815	50,836	50,896
Junior subordinated debt securities	49,478	49,463	49,418
Total Borrowings	265,293	235,299	250,314
Other liabilities	182,979	184,775	244,247
Total Liabilities	8,407,103	8,342,017	8,277,678

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,463,877	1,475,466	1,380,294
Total Liabilities and Shareholders’ Equity	$9,870,980	$9,817,483	$9,657,972

Capitalization Ratios
Shareholders' equity / assets	14.83%	15.03%	14.29%
Tangible common equity / tangible assets (non-GAAP)(9)	11.46%	11.65%	10.82%
Tier 1 leverage ratio	12.18%	12.33%	11.98%
Common equity tier 1 capital	14.32%	14.75%	14.58%
Risk-based capital - tier 1	14.62%	15.06%	14.90%
Risk-based capital - total	16.19%	16.63%	16.49%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	2025		2025		2024
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (non-GAAP) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$112,524	3.98%	$128,236	4.43%	$172,179	4.85%
Securities, at fair value	985,200	3.80%	1,011,624	3.80%	992,653	3.34%
Loans held for sale	890	6.44%	18	6.88%	117	6.61%
Commercial real estate	3,625,455	5.87%	3,564,071	5.86%	3,328,052	5.83%
Commercial and industrial	1,491,942	6.54%	1,485,816	6.78%	1,538,983	6.92%
Commercial construction	348,987	7.34%	379,167	6.97%	368,566	7.99%
Total Commercial Loans	5,466,384	6.15%	5,429,054	6.19%	5,235,601	6.30%
Residential mortgage	1,701,279	5.33%	1,688,697	5.33%	1,635,313	5.14%
Home equity	700,194	6.22%	687,639	6.35%	649,152	6.66%
Installment and other consumer	92,748	7.73%	100,551	7.85%	105,478	8.18%
Consumer construction	40,868	6.75%	40,612	6.73%	56,165	6.70%
Total Consumer Loans	2,535,089	5.69%	2,517,499	5.73%	2,446,108	5.71%
Total Portfolio Loans	8,001,473	6.00%	7,946,553	6.04%	7,681,709	6.11%
Total Loans	8,002,363	6.00%	7,946,571	6.04%	7,681,826	6.11%
Total other earning assets	15,366	7.40%	13,808	7.63%	13,680	6.59%
Total Interest-earning Assets	9,115,453	5.74%	9,100,239	5.77%	8,860,338	5.78%
Noninterest-earning assets	694,161		699,840		711,374
Total Assets	$9,809,614		$9,800,079		$9,571,712

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$770,233	0.94%	$742,817	0.99%	$780,396	1.03%
Money market	2,202,015	2.75%	2,247,331	3.06%	2,060,103	3.17%
Savings	859,344	0.68%	873,968	0.72%	874,699	0.70%
Certificates of deposit	1,925,474	3.86%	1,915,006	3.96%	1,818,755	4.52%
Total Interest-bearing Deposits	5,757,066	2.57%	5,779,122	2.74%	5,533,953	2.92%
Short-term borrowings	119,293	4.32%	73,538	4.53%	159,011	4.84%
Long-term borrowings	50,826	3.80%	50,846	3.80%	66,364	3.76%
Junior subordinated debt securities	49,469	6.79%	49,454	7.08%	49,408	7.69%
Total Borrowings	219,588	4.75%	173,838	5.04%	274,783	5.09%
Total Other Interest-bearing Liabilities	22,736	3.95%	28,049	4.36%	40,055	4.71%
Total Interest-bearing Liabilities	5,999,390	2.66%	5,981,009	2.81%	5,848,791	3.03%
Noninterest-bearing liabilities	2,334,350		2,355,972		2,348,014
Shareholders' equity	1,475,874		1,463,098		1,374,907
Total Liabilities and Shareholders' Equity	$9,809,614		$9,800,079		$9,571,712

Net Interest Margin (FTE) (non-GAAP)(10)		3.99%		3.93%		3.77%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	Twelve Months Ended December 31,
(dollars in thousands)	2025		2024
Net Interest Margin (FTE) (non-GAAP) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$122,385	4.34%	$165,275	5.36%
Securities, at fair value	999,735	3.74%	977,896	3.05%
Loans held for sale	230	6.39%	85	6.95%
Commercial real estate	3,516,374	5.86%	3,334,518	5.92%
Commercial and industrial	1,507,852	6.68%	1,584,309	7.26%
Commercial construction	371,300	7.04%	378,755	7.84%
Total Commercial Loans	5,395,526	6.17%	5,297,582	6.46%
Residential mortgage	1,681,229	5.28%	1,558,277	5.05%
Home equity	677,909	6.31%	646,085	6.92%
Installment and other consumer	98,051	7.86%	106,260	8.52%
Consumer construction	41,900	6.79%	65,402	6.14%
Total Consumer Loans	2,499,089	5.69%	2,376,024	5.74%
Total Portfolio Loans	7,894,615	6.02%	7,673,606	6.24%
Total Loans	7,894,845	6.02%	7,673,691	6.24%
Total other earning assets	15,611	7.35%	18,606	6.82%
Total Interest-earning Assets	9,032,576	5.74%	8,835,468	5.87%
Noninterest-earning assets	707,961		737,366
Total Assets	$9,740,537		$9,572,834

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$763,929	0.98%	$804,387	1.10%
Money market	2,182,107	2.95%	1,993,053	3.24%
Savings	874,528	0.69%	905,351	0.69%
Certificates of deposit	1,893,648	4.04%	1,764,661	4.51%
Total Interest-bearing deposits	5,714,212	2.70%	5,467,452	2.92%
Short-term borrowings	111,453	4.53%	257,524	5.12%
Long-term borrowings	50,856	3.80%	46,306	4.24%
Junior subordinated debt securities	49,446	7.04%	49,386	8.05%
Total Borrowings	211,755	4.94%	353,216	5.41%
Total Other Interest-bearing Liabilities	31,660	4.31%	47,727	5.26%
Total Interest-bearing Liabilities	5,957,627	2.79%	5,868,395	3.09%
Noninterest-bearing liabilities	2,338,588		2,373,569
Shareholders' equity	1,444,322		1,330,870
Total Liabilities and Shareholders' Equity	$9,740,537		$9,572,834

Net Interest Margin (FTE) (non-GAAP)(8)		3.90%		3.82%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12

	2025		2025		2024
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$17,373	0.48%	$27,964	0.77%	$4,173	0.12%
Commercial and industrial	25,575	1.68%	9,826	0.67%	12,570	0.82%
Commercial construction	869	0.23%	869	0.27%	—	—%
Total Nonaccrual Commercial Loans	43,817	0.79%	38,659	0.71%	16,743	0.32%
Consumer loans:
Residential mortgage	8,098	0.47%	7,005	0.41%	7,628	0.46%
Home equity	3,485	0.49%	3,790	0.54%	3,336	0.51%
Installment and other consumer	158	0.17%	164	0.16%	230	0.22%
Total Nonaccrual Consumer Loans	11,741	0.46%	10,959	0.43%	11,194	0.45%
Total Nonaccrual Loans	$55,558	0.69%	$49,618	0.62%	$27,937	0.36%

	2025	2025	2024
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$12,482	$3,053	$1,964
Recoveries	(1,529)	(639)	(2,022)
Net Loan Charge-offs (Recoveries)	$10,953	$2,414	($58)

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$7,510	$106	($1,359)
Commercial and industrial	3,133	2,142	1,139
Commercial construction	—	(9)	—
Total Commercial Loan Charge-offs (Recoveries)	10,643	2,239	(220)
Consumer loans:
Residential mortgage	46	32	10
Home equity	(101)	9	114
Installment and other consumer	365	134	38
Total Consumer Loan Charge-offs	310	175	162
Total Net Loan Charge-offs (Recoveries)	$10,953	$2,414	($58)
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

	Twelve Months Ended December 31,
(dollars in thousands)	2025	2024
Loan Charge-offs (Recoveries)
Charge-offs	$18,075	$12,187
Recoveries	(3,577)	(3,907)
Net Loan Charge-offs	$14,498	$8,280

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$7,454	$3,547
Commercial and industrial	5,760	2,686
Commercial construction	110	—
Total Commercial Loan Charge-offs	13,324	6,233
Consumer loans:
Residential mortgage	104	45
Home equity	87	1,073
Installment and other consumer	983	929
Total Consumer Loan Charge-offs	1,174	2,047
Total Net Loan Charge-offs	$14,498	$8,280

	2025	2025	2024
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$55,558	$49,618	$27,937
OREO	57	8	8
Total nonperforming assets	55,615	49,626	27,945
Nonaccrual loans / total loans	0.69%	0.62%	0.36%
Nonperforming assets / total loans plus OREO	0.69%	0.62%	0.36%
Allowance for credit losses / total portfolio loans	1.15%	1.23%	1.31%
Allowance for credit losses / nonaccrual loans	168%	198%	363%
Net loan charge-offs	$10,953	$2,414	($58)
Net loan charge-offs (annualized) / average loans	0.54%	0.12%	0.00%

	Twelve Months Ended December 31,
(dollars in thousands)	2025	2024
Asset Quality Data
Net loan charge-offs	$14,498	$8,280
Net loan charge-offs / average loans	0.18%	0.11%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2025	2025	2024
	Fourth	Third	Fourth
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,463,877	$1,475,466	$1,380,294
Less: goodwill and other intangible assets, net of deferred tax liability	(375,202)	(375,359)	(375,837)
Tangible common equity (non-GAAP)	$1,088,675	$1,100,107	$1,004,457
Common shares outstanding	37,402,705	38,350,500	38,259,449
Tangible book value (non-GAAP)	$29.11	$28.69	$26.25
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$134,760	$138,708	$131,541
Plus: amortization of intangibles (annualized), net of tax	624	649	858
Net income before amortization of intangibles (annualized)	$135,384	$139,357	$132,399

Average total shareholders' equity	$1,475,874	$1,463,098	$1,374,907
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,279)	(375,446)	(375,879)
Average tangible equity (non-GAAP)	$1,100,595	$1,087,652	$999,028
Return on average tangible shareholders' equity (non-GAAP)	12.30%	12.81%	13.25%
Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$42,419	$43,836	$41,346
Plus: net loss on sale of securities	—	—	2,592
Less: gain on Visa Class B-1 exchange	—	—	(186)
Plus: Provision for credit losses	5,696	2,792	(2,462)
Total	$48,115	$46,628	$41,290
Total (annualized) (non-GAAP)	$190,891	$184,992	$164,262
Average assets	$9,809,614	$9,800,079	$9,571,712
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.95%	1.89%	1.72%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (FTE) (non-GAAP)
Noninterest expense	$57,176	$56,376	$55,445

Net interest income per consolidated statements of net income	$90,960	$89,241	$83,258
Plus: taxable equivalent adjustment	605	602	660
Net interest income (FTE) (non-GAAP)	91,565	89,843	83,918
Noninterest income	14,331	13,763	11,071
Plus: net loss on sale of securities	—	—	2,592
Less: gain on Visa Class B-1 exchange	—	—	(186)
Net interest income (FTE) (non-GAAP) plus noninterest income	$105,896	$103,606	$97,395
Efficiency ratio (FTE) (non-GAAP)	53.99%	54.41%	56.93%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 15

	Twelve Months Ended December 31,
(dollars in thousands)	2025	2024
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income	$134,230	$131,265
Plus: amortization of intangibles, net of tax	674	904
Net income before amortization of intangibles	$134,904	$132,169

Average total shareholders' equity	$1,444,322	$1,330,870
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,508)	(376,181)
Average tangible equity (non-GAAP)	$1,068,814	$954,689
Return on average tangible shareholders' equity (non-GAAP)	12.62%	13.84%
Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$167,940	$164,818
Plus: net losses on sale of securities	2,295	7,938
Less: gain on Visa Class B-1 exchange	—	(3,492)
Plus: Provision for credit losses	7,422	133
Total (non-GAAP)	$177,657	$169,397
Average assets	$9,740,537	$9,572,834
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.82%	1.77%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement, to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (FTE) (non-GAAP)
Noninterest expense	$226,757	$218,938

Net interest income per consolidated statements of net income	$350,096	$334,806
Plus: taxable equivalent adjustment	2,415	2,706
Net interest income (FTE) (non-GAAP)	352,511	337,512
Noninterest income	52,023	49,083
Plus: net losses on sale of securities	2,295	7,938
Less: gain on Visa Class B-1 exchange	—	(3,492)
Net interest income (FTE) (non-GAAP) plus noninterest income	$406,829	$391,041
Efficiency ratio (FTE) (non-GAAP)	55.74%	55.99%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(8) Net Interest Margin (FTE) (non-GAAP)
Interest income and dividend income	$516,490	$515,872
Less: interest expense	(166,394)	(181,066)
Net interest income per consolidated statements of net income	350,096	334,806
Plus: taxable equivalent adjustment	2,415	2,706
Net interest income (FTE) (non-GAAP)	$352,511	$337,512
Average interest-earning assets	$9,032,576	$8,835,468
Net interest margin - (FTE) (non-GAAP)	3.90%	3.82%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 16
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2025	2025	2024
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,463,877	$1,475,466	$1,380,294
Less: goodwill and other intangible assets, net of deferred tax liability	(375,202)	(375,359)	(375,837)
Tangible common equity (non-GAAP)	$1,088,675	$1,100,107	$1,004,457

Total assets	$9,870,980	$9,817,483	$9,657,972
Less: goodwill and other intangible assets, net of deferred tax liability	(375,202)	(375,359)	(375,837)
Tangible assets (non-GAAP)	$9,495,778	$9,442,124	$9,282,135
Tangible common equity to tangible assets (non-GAAP)	11.46%	11.65%	10.82%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(10) Net Interest Margin (FTE) (non-GAAP)
Interest income and dividend income	$131,113	$131,623	$127,879
Less: interest expense	(40,153)	(42,382)	(44,621)
Net interest income per consolidated statements of net income	90,960	89,241	83,258
Plus: taxable equivalent adjustment	605	602	660
Net interest income (FTE) (non-GAAP)	$91,565	$89,843	$83,918
Net interest income (FTE) (annualized)	$363,274	$356,442	$333,848
Average interest-earning assets	$9,115,453	$9,100,239	$8,860,338
Net interest margin (FTE) (non-GAAP)	3.99%	3.93%	3.77%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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